Exhibit 10.2

[COBALT INTERNATIONAL ENERGY, INC. LETTERHEAD]

[DATE]

[NAME OF ELIGIBLE EXECUTIVE]

Re:	Participation Agreement – Cobalt International Energy, Inc. Executive Severance and Change in Control Benefit Plan

Dear [FIRST NAME OF ELIGIBLE EXECUTIVE]:

We are pleased to inform you that you have been designated as eligible to participate in the Cobalt International Energy, Inc. Executive Severance and Change in Control Benefit Plan (as it may be amended from time to time, the “Plan”), as a Tier [1/2/3] Executive. Your participation in the Plan is subject to the terms and conditions of the Plan and your execution and delivery of this agreement, which constitutes a Participation Agreement (as defined in the Plan). A copy of the Plan is attached hereto as Annex A and is incorporated herein and deemed to be part of this Participation Agreement for all purposes.

In signing below, you expressly agree to be bound by the terms of Section 7 of the Plan, which create certain restrictions with respect to confidentiality, non-solicitation and non-disparagement.  You agree that the covenants within Section 7 of the Plan are reasonable in all respects.

You acknowledge and agree that the Plan and this Participation Agreement supersede all prior severance benefit policies, plans and arrangements of the Company or any of its Affiliates (and supersedes all prior oral or written communications by the Company or any of its Affiliates with respect to severance benefits), and all such prior policies, plans, arrangements and communications are hereby null and void and of no further force and effect.  You further acknowledge and agree that (i) you have fully read, understand and voluntarily enter into this Participation Agreement and (ii) you have had an opportunity to consult with your personal tax, financial planning advisor and attorney about the tax, financial and legal consequences of your participation in the Plan before signing this Participation Agreement.

Unless otherwise defined herein, capitalized terms used in this Participant Agreement shall have the meanings set forth in the Plan. This Participation Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Please execute this Participation Agreement in the space provided below and send a fully executed copy to [CONTACT] no later than [DATE].

Sincerely,

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

AGREED AND ACCEPTED
this ____ day of __________, 20___ by:

[NAME OF ELIGIBLE EXECUTIVE]